SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2006

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680 Houston, Texas	77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

          Franklin Bank S. S. B. (“Franklin Bank”), a subsidiary of Franklin Bank Corp. (“Franklin”), is in the process of negotiating a final settlement in the case styled Franklin Bank, SSB v. TES Properties, LLC, Suzan E. Taylor and Taylor-Brown, LP, Cause No. 06-07-07277-CV, filed in the  221st Judicial District Court of Montgomery County, Texas.  This case was previously disclosed in the June 30, 2006 Form 10-Q.  This litigation relates to a disputed 15 acre tract of land, which is included in Franklin Bank’s real estate owned (“REO”), and represents a portion of a 205 acre tract serving as collateral for an approximately $14.5 million development loan previously foreclosed.

As a result of progress made in the agreed settlement, Franklin has recorded a reserve against the REO of approximately $1.6 million in the third quarter. Although Franklin believes that there may be possible recoveries from third parties for a portion of the reserve, Franklin has not recognized the amount of any potential recovery.

Franklin expects the settlement to be completed prior to December 31, 2006.

S I G N A T U R E

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: October 17, 2006	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer